Exhibit 10.20

THE PEP BOYS
GRANTOR TRUST AGREEMENT

This Grantor Trust Agreement (the “Trust Agreement”) is dated as of January 31, 2004, by and between THE PEP BOYS—MANNY, MOE & JACK (“the Company”) and WACHOVIA BANK, NATIONAL ASSOCIATION, (“the Trustee”).

Recitals

(a)           WHEREAS, the Company has adopted, and may in the future adopt, the nonqualified deferred compensation Plans and Agreements (the “Arrangements”) listed in Attachment A, and as Attachment A may be supplemented from time to time by the Company’s Chief Executive Officer (the “CEO”);

(b)          WHEREAS, the Company maintained The Pep Boys—Manny, Moe & Jack Trust Agreement for the Executive Supplemental Pension Plan and certain Contingent Compensation Plans, dated as of February 13, 1992 (“the Former Trust”), but terminated the Former Trust as of January 31, 2004 and wishes to add the funding under the Former Trust to the funding that will be used for the Arrangements under this Trust Agreement (hereinafter, part of the “Arrangements” as otherwise described above;

(c)           WHEREAS, the Company has incurred or expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the “Participants and Beneficiaries”);

(d)          WHEREAS, the Arrangements, copies of which are attached hereto as Attachment B, as in effect from time to time, and incorporated herein by this reference, are intended to provide benefits for certain Participants and Beneficiaries; and

(e)           WHEREAS, the Company hereby establishes a Trust (the “Trust”) and shall contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement;

(f)             WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as unfunded plans, each maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

(g)           WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (the “Fund”) to assist it in satisfying its liabilities under the Arrangements.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.   Establishment of The Trust

(a)           The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(b)          The Company shall be considered the Grantor for the purposes of the Trust.

(c)           The Trust hereby established is irrevocable.

(d)          The Company hereby deposits with the Trustee in the Trust one hundred dollars and zero cents ($100.00) which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e)           The principal of the Trust, and any additions thereto and earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants, Beneficiaries and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

(f)             The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change in Control, neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits.

(g)           Upon a Potential Change in Control, as defined herein, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Potential Change of Control, make a contribution to the Trust in an amount that is sufficient (taking into account the Trust assets, if any, resulting from prior contributions) to fund the Trust in an amount equal to no less than 100% but no more than 120% of the amount necessary to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Arrangements as of the date on which the Potential Change in Control occurred.

(h)          In the event a Change in Control, as defined herein, does not occur within one year of a Potential Change in Control, the Company shall have the right to recover any amounts contributed to and remaining on hand in the Trust pursuant to Section 1(g).

(i)             Upon a Change in Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient (taking into account the Trust assets, if any, resulting from prior contributions) to fund the Trust in an amount equal to no less than 100 percent but no more than 120 percent of the amount necessary to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Arrangements as of the date on which the Change in Control occurred. The Company shall also fund an Expense Reserve for the Trustee, and other service providers, which shall be equal to the amount estimated to be sufficient to pay all fees and expenses that may thereafter become due.

Section 2.   Payments to Participants and Their Beneficiaries

(a)           Prior to a Change in Control, distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries at the direction of the Company except as may otherwise be provided herein. Prior to a Change in Control, the entitlement of a Participant or his or her Beneficiaries to benefits under the Arrangements shall be determined by the Committee or Committees appointed by the Company under the Arrangements, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements unless the Trustee determines, in its sole and absolute discretion, that there has been a Failure to Pay.

(b)          The Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Arrangements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Company when principal and earnings are not sufficient. Nothing in this Agreement shall relieve the Company of its liabilities to pay benefits due under the Arrangements except to the extent such liabilities are actually satisfied by application of assets of the Trust.

(c)           The Company shall deliver to the Trustee a schedule of benefits due under the Arrangements on an annual basis. After a Potential Change in Control and before a Change in Control, the Company shall deliver an updated schedule of benefits due under the Arrangements that is signed by the CEO and authorized by the Company’s Board of Directors (the “Board”). After a Change in Control, the Trustee shall pay benefits due in accordance with such schedule. After a Change in Control, the Committee or Committees appointed by the Company shall continue to make the determination of benefits due to Participants or their Beneficiaries and shall provide the Trustee with an updated schedule of benefits due; provided however, that a Participant or the Beneficiaries of a deceased Participant may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Arrangements. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant’s or Beneficiary’s entitlement to a payment hereunder.

(d)          Notwithstanding anything herein to the contrary, upon the occurrence of a Failure to Pay, each Participant covered by the situation described in clause (i) of the definition of Failure to Pay, or each of the Participants in the event of a situation described in clause (ii) of that definition, as the case may be, shall be entitled to receive from the Trust the payments described by the underlying Arrangement, as determined by the Trustee, in its sole and absolute discretion.

(e)           In making its determination under part (c) or part (d) of this Section 2, the Trustee may consult with and make such inquiries of such persons, including the Participant or Beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust, first to be satisfied from the Expense Reserve. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee made in accordance with the claims procedure set forth in the applicable arrangement or, if none, in accordance with the claims procedures set forth in the Company’s Deferred Compensation Plan, notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(f)             The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee may (and, if necessary or appropriate, shall) institute an action to collect a contribution due the Trust following a Change in Control or in the event that the Trust should ever experience a shortfall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements.

(g)           In the event any Participant or his or her Beneficiary is determined to be subject to federal income tax on any amount to the credit of his or her account under any Arrangement prior to the time of payment hereunder, whether or not due to the establishment of or contributions to this Trust, a portion of such taxable amount equal to the federal, state and local taxes (excluding any interest or penalties) owed on such taxable amount, shall be distributed by the Trustee as soon thereafter as practicable to such Participant or Beneficiary. The Company shall promptly reimburse the Trust for any such distribution in an amount certified by the Trustee to be needed for the Participant’s benefits. For these purposes, a Participant or Beneficiary shall be deemed to pay state and local taxes at the highest marginal rate of taxation in the state in which the Participant resides or is employed (or both) where a tax is imposed and federal income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Such distributions shall be at the direction of the Company or the Trustee, or upon proper application of the Participant or Beneficiary; provided that the actual amount of the distribution shall be determined by the Company prior to a Change in Control and the Trustee following a Change in Control. An amount to the credit of a Participant’s Account shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to the Participant or his Beneficiary which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) an opinion by the Company’s tax counsel, addressed to the Company and the Trustee, to the effect that by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts to the credit of Participants hereunder are subject to federal income tax prior to payment. The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service against any Participant or Beneficiary, including attorney fees and cost of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Service or by a lower court. The Company also agrees to reimburse any Participant or Beneficiary for any interest or penalties in respect of tax claims hereunder upon receipt of documentation of same. Any distributions from the Fund to a Participant or Beneficiary under this Section 2(g) shall be applied in accordance with the provisions of the Arrangement to reduce the Company liabilities to such Participant and/or Beneficiary under the Arrangement with such reductions to be made on a pro-rata basis over the term of benefit payments under the Arrangement; provided, however, that in no event shall any Participant, Beneficiary or estate of any Participant or Beneficiary have any obligation to return all or any part of such distribution to the Company if such distribution exceeds benefits payable under an Arrangement. Any reduction in accordance with the foregoing sentence and the Arrangements shall be determined by the Company prior to a Change in Control. Following a Change in Control, the Company shall continue to make such determination subject to the right of a Participant to petition the Trustee under Section 2(c).

Section 3.   Trustee Responsibility Regarding Payments To The Trust Beneficiary When The Company Is Insolvent

(a)           The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)          At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)         The Board and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the

Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

(2)         Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(3)         If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

(4)         The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c)           Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.   Payments When a Shortfall of The Trust Assets Occurs

(a)           If there are not sufficient assets for the payment of current and expected future benefits pursuant to Section 2 or Section 3(c) hereof and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall allocate the Trust assets among the Participants or their Beneficiaries in the following order of priority:

(1)         first, among all Participants and their Beneficiaries in proportion to benefits under the Company’s Deferred Compensation Plan determined as of the date of a Change in Control;

(2)         second, among vested Participants (including partially vested Participants, and regardless of whether they are actively employed) and their Beneficiaries in proportion to their vested benefits under the Company’s Executive Supplemental Retirement Plan determined as of the date of a Change in Control;

(3)         third, among Participants (regardless of whether they are actively employed) and their Beneficiaries in proportion to their benefits under any severance agreement between the Participant and the Company determined as of the date of a Change in Control

(4)         fourth, among non-vested and partially vested Participants (regardless of whether they are actively employed) and their Beneficiaries in proportion to their unvested benefits under any other Arrangement.

(b)          Within each category, assets shall be allocated pro-rata with respect to the total present value of benefits expected for each Participant or Beneficiary within the category, and payments to each Participant or Beneficiary shall be made to the extent of the assets allocated to each Participant or Beneficiary.

(c)           Upon receipt of a contribution from the Company necessary to make up for a shortfall in the payments due, the Trustee shall resume payments to all the Participants and Beneficiaries under the Arrangements. Following a Change in Control, the Trustee shall have the right and duty to compel a contribution to the Trust from the Company to make-up for any shortfall.

Section 5.   Payments to the Company

(a)           Except as provided in Section 3 and Sections 5(b) and (c) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Arrangements.

(b)          In the event that the Committee, prior to a Change in Control, or the Trustee in its sole and absolute discretion, after a Change in Control, determines that the Trust assets exceed 110 percent (125 percent following a Change in Control) of the anticipated benefit obligations and administrative expenses that are to be paid under the Arrangements, the Trustee, at the written direction of the Committee, prior to a Change in Control, or the Trustee in its sole and absolute discretion, after a Change in Control, shall distribute to the Company such excess portion of Trust assets.

(c)           In the event that the Company makes a payment of benefits directly to Participants or their Beneficiaries after notifying the Trustee of its decision to make payment of benefits directly pursuant to Section 2(b) hereof, upon submission of proof of payment to the Trustee, the Company shall be reimbursed from the Trust assets in the amount of such payment.

Section 6.   Investment Authority

(a)           The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts for the exclusive benefit of the Participants and their Beneficiaries, in good faith and as a prudent person would act in accomplishing a similar task and in accordance with the terms of this Trust Agreement and any applicable federal or state laws, rules or regulations.

(b)          Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee prior to a Change in Control, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:

(1)         To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee or the Company other than a de minimis amount held in a mutual fund), any United States Treasury security, investment grade corporate and United States government agency debt instrument, money market-fund eligible commercial paper debt instrument or money market fund of the Trustee, or an affiliate of the Trustee, and life insurance policies (including underlying mutual funds) without being limited to the classes or property in which the trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund;

(2)         To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(3)         To retain any property at any time received by the Trustee;

(4)         To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(5)         To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to deposited;

(6)         To extend the time of payment of any obligation held by it;

(7)         To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(8)         To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

(9)         To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund, first from the Expense Reserve, to the extent not paid by the Company;

(10)  To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

(11)  To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(12)  To hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

(13)  To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein; and

(14)  Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c)           Notwithstanding any other provision of this Section 6, prior to a Change in Control:

(1)         Grantor shall have the right, subject to this Section, to direct the Trustee with respect to the investment of all or any portion of the assets of the Trust. Grantor may also at any time prior to a

Change in Control direct the Trustee to segregate all or a portion of the Trust in a separate investment account or accounts and appoint one or more investment managers to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

(2)         It shall be the duty of the Trustee to act strictly in accordance with each direction issued to Trustee by Grantor or an investment manager appointed by Grantor. The Trustee shall be under no duty to question any such direction, to review any securities or other property acquired by it pursuant to such directions or to make any recommendations with respect to such securities or other property.

(3)         Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust established and maintained by the Trustee subject to the instrument establishing such trust fund, or mutual fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of Grantor or an investment manager regarding more permanent type investment and directed distributions.

(4)         The Trustee shall neither be liable nor responsible for any loss resulting to the Trust by reason of any sale or purchase of an investment directed by Grantor or Grantor’s investment manager nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of Grantor or its investment manager so long as the Trustee acts in good faith.

(5)         Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified as permitted by applicable law and saved harmless by Grantor, in accordance with the provisions of Section 10(b), from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of Grantor or its investment manager issued pursuant hereto or for failure to act in the absence of directions of Grantor or its investment manager including all expenses reasonably incurred in its defense in the event Grantor fails to provide such defense, so long as the Trustee acts in good faith; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of Grantor or its investment manager, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of Grantor or its investment manager with knowledge that such act or omission was a breach of fiduciary duty by merely complying in good faith with directions of Grantor or its investment manager or for failure to act in the absence of directions of Grantor or its investment manager. The Trustee may rely in good faith upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by Grantor or its investment manager which the Trustee believes to be genuine and to have been issued by Grantor or its investment manager. The Trustee shall not be charged with knowledge of the termination of the appointment of its investment manager until it receives written notice thereof from Grantor.

(d)          Following a Change in Control, and subject to the specific provisions of this subsection that provide otherwise, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 6(b). In investing the Trust assets, the Trustee shall consider:

(1)         the needs of the Arrangements;

(2)         the need for matching of the Trust assets with the liabilities of the Arrangements; and

(3)         the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

The Trustee shall invest the assets of the Trust related to the Company’s Supplemental Executive Retirement Plan (“SERP”) and the Deferred Compensation Plan primarily in universal variable life insurance policies. To the extent the Trust holds cash that may not be invested in universal variable life insurance policies, the Trustee shall invest such cash in its proprietary money market mutual funds. The Trustee shall invest the sub-accounts of the universal variable life insurance policies as follows:

It is the intent of the Company that the cash value of the universal variable life insurance policies be invested in sub-accounts designated from time to time by the administrator of the universal variable life insurance policies. The Trustee shall follow the directions of the administrator of the universal variable life insurance policies with respect to the investment of the cash surrender value.

Following a Change in Control, the Trustee shall continue to follow the investment policy set forth above with respect to the SERP and the Deferred Compensation Plan. Should the Trustee need to raise cash from the universal variable life insurance policies, the Trustee shall follow the directions of the administrator. However, the Trustee shall invest any cash it receives from the SERP or the Deferred Compensation Plan assets in money market instruments.

Any assets contributed to the Trust following a Change in Control for any additional Arrangements covered by the Trust shall be invested in the Trustee’s proprietary money market funds unless, prior to the Change in Control, the Company specified a different investment policy.

The Company may designate the administrator of the universal variable life insurance policies by separate letter. The Trustee shall be indemnified and held harmless, in accordance with the provisions of Section 10(b), for acting in good faith upon direction of the administrator.

(e)           The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager.

(f)             The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust provided such assets are not illiquid. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, following a Change in Control, no such substitution shall be permitted unless the Trustee determines that the fair market values of the substituted assets are equal.

Section 7.   Insurance Contracts

(a)           To the extent that the Trustee is directed by the Company prior to a Change in Control to invest part or all of the Trust Fund in insurance contracts, the Trustee shall follow such direction, and the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b)          Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change in Control, be subject to the direction of the Company. After a Change in Control, the Trustee shall have all such rights.

(c)           The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust Fund.

(d)          No insurer shall be deemed to be a party to the Trust and an insurer’s obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8.   Disposition of Income

All income received by the Trust shall be accumulated and reinvested within the Trust.

Section 9.   Accounting by The Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company’s filing with the Trustee objections to any such account within one hundred eighty (180) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to a Change in Control, the Trustee shall create one or more sub-accounts.

Section 10.   Responsibility of The Trustee

(a)           The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken in good faith pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(f) hereof.

(b)          The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or misconduct of Trustee. To the extent the Company fails to make any payment on account of an indemnity provided in this paragraph 10(b), in a reasonably timely manner, the Trustee may obtain payment from the Trust, first from the Expense Reserve. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant’s or Beneficiary’s rights under the Arrangements, the Company agrees to indemnify the Trustee against the Trustee’s costs, reasonable expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust, first from the Expense Reserve. No such indemnification shall be required unless the Trustee (i) provides the Company with prompt written notice, unless the Company is not prejudiced by late notice, of the possibility that indemnification might be required and (ii) offers the Company the right of defense provided there is no conflict of interest between the Company’s position and that of the Trustee.

(c)           Prior to a Change in Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change in Control the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Arrangements.

(d)          The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e)           The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f)             Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 11.   Compensation and Expenses of The Trustee

The Trustee’s compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee’s fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid, the fees and expenses shall be paid from the Trust, first from the Expense Reserve, but to the extent the Expense Reserve has been exhausted, from the remainder of the Trust.

Section 12.   Resignation and Removal of The Trustee

(a)           Prior to a Change in Control, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. Following a Change in Control, the Trustee may resign only after the appointment of a successor Trustee.

(b)          The Trustee may be removed by the Company on sixty days (60) days notice or upon shorter notice accepted by the Trustee prior to a Change in Control. Subsequent to a Potential Change in Control, the Trustee may only be removed by the Company with the consent of a Majority of the Participants.

(c)           If the Trustee resigns within two years after a Change in Control, as defined herein, the Company, or if the Company fails to act within a reasonable period of time following such resignation, the Trustee, shall apply to a court of competent jurisdiction for the appointment of a successor Trustee which satisfies the requirements of Section 13 or for instructions.

(d)          Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(e)           If the Trustee resigns or is removed, a successor shall be appointed by the Company with the consent of a Majority of Participants if a Change in Control has occurred, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust, first from the Expense Reserve.

Section 13.   Appointment of Successor

(a)           If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company may appoint, subject to Section 12, any third party legally permitted to act as Trustee pursuant to the terms of this Agreement with assets exceeding $1,000,000,000, and wholly independent of the Company, to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b)          The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 8 and 9 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee, all pursuant to the provisions of Section 10(b) hereof.

Section 14.   Amendment or Termination

(a)           This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, except as otherwise provided in this Section 14. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable.

(b)          Following a Change in Control, the Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Arrangements.

(c)           Prior to a Change in Control, upon written approval of two third of the Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned to the Company.

(d)          This Trust Agreement may not be amended by the Company following a Change in Control without the written consent of a Majority of Participants except as may be required, in the opinion of the Trustee, to maintain the tax status or ERISA status of this Trust.

Section 15.   Definitions

(a)           For purposes of this Trust, the following terms shall be defined as set forth below:

(1)         Failure to Pay shall mean that the circumstances described in either (i) or (ii) have occurred:

i.                    Any Participant or Beneficiary shall have notified the Trustee and the Company in writing that the Company shall have failed to pay to the Participant, when due, either directly or by direction to the Trustee in accordance with the terms of this Trust, at least 75% of any and all amounts which the Participant was entitled to receive at any time in accordance with the terms of any Plan, the payment schedule or this Trust Agreement and that such amount remains unpaid. Such notice must set forth the amount, if any, which was paid to the Participant (or Beneficiary), and the amount which the Participant (or Beneficiary) believes he or she was entitled to receive under the Plans, the payment and this Trust Agreement. The failure to make such payment shall have continued for a period of 30 days after receipt of such notice by the Trustee and by the Company, and during such 30-day period the Company shall have failed to prove, by clear and convincing evidence as determined by the Trustee in its sole and absolute discretion, that such amount was in fact paid or was not due and payable; or

ii.                More than two Plan Participants (or the Beneficiaries thereof) shall have notified the Trustee and the Company in writing, either individually or jointly, that they have not been paid, when due, amounts to which they are entitled under the Plans payment, and that such amount remains unpaid. Each such notice must set forth the amount, if any, which was paid to the Participant (or Beneficiary), and the amount which the Participant (or Beneficiary) believes he or she was entitled to receive under the Plans, the payment and this Trust Agreement. Within 15 days after receipt of each such notice, the Trustee shall determine, on a preliminary basis, whether any failure to pay such Participants (or their Beneficiaries) has resulted in a failure to pay when due, directly or by direction, at least 75% of the aggregate amount due to all Participants (or their Beneficiaries) under all the Plans, the schedule and this Trust Agreement in any two-year period, and that such amount remains unpaid. If the Trustee determines that such a failure has occurred, then it shall so notify the Company and the Participants (or their Beneficiaries) in writing within the same 15 day period. Within a period of 20 days after receipt of such notice from the Trustee, the Company shall have failed to prove by clear and convincing evidence, in the sole and absolute discretion of the Trustee, that such amount was paid or was not due and payable.

(2)         Change in Control. For purposes of this Plan, a “Change in Control” shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

(i)             individuals who, on the Effective Date, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

(ii)         any “Person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors (the “Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary of the Company in which the Company owns more than 50% of the combined voting power of such entity (a “Subsidiary”), (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding the Company’s Voting Securities pursuant to an offering of such Voting Securities, or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c));

(iii)     a merger, consolidation, statutory share exchange or similar form of corporate transaction is consummated involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company’s Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Company’s Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company’s Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)       a sale of all or substantially all of the Company’s assets is consummated;

(v)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(vi)       there occur such other events as the Board of Directors may designate.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company’s Voting Securities as a result of the acquisition of the Company’s Voting Securities by the Company which reduces the number of the Company’s Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(3)         Majority of Participants shall mean participants the present value of whose vested rights under the Arrangements exceed 50% of the present value of the vested rights of all Participants. The Trustee shall determine the present value of vested rights following a Change in Control.

(4)         Potential Change in Control shall mean:

(i)             the announcement by any person of an intention to take actions which might reasonably result in a business combination between the Company and an entity which has a market capitalization equal to or greater than 50% of the Company;

(ii)         the issuance of a proxy statement by the Company with respect to an election of directors for which there is proposed one or more directors who are not recommended by the Board or its nominating committee, where the election of such proposed director or directors would result in a Change in Control as defined in Section 15(a)(2)(a); or

(iii)     submission to the Incumbent Board of nominations which, if approved, would change the Executive Officer configuration of the Company (at the Executive Vice President level and above) by 50% or more.

(5)         The General Counsel of the Company shall have the specific authority to determine whether a Potential Change in Control or Change in Control has transpired under the guidance of this Section 15 and shall be required to give the Trustee notice of a Change in Control or a Potential Change in Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change in Control from another source, the Trustee shall make its own independent determination.

Section 16.   Miscellaneous

(a)           Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)          The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorney’s fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)           Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d)          This Trust Agreement shall be governed by and construed in accordance with the laws of Delaware.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

/s/ THE PEP BOYS—MANNY, MOE & JACK	/s/ WACHOVIA BANK, NATIONAL ASSOCIATION

Attachment A

The following Arrangements are covered by this Trust:

Deferred Compensation Plan
Executive Supplemental Retirement Plan
Employment Agreements (Change of Control)